Exhibit 31.1

Certification of Principal Executive Officer Required Under Rule 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended.

I, Robert J. Pera, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Ubiquiti Networks, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 20, 2012

/s/ Robert J. Pera
Robert J. Pera
Chief Executive Officer and Director